EXHIBIT A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the shares of Class A ordinary shares, par value of $0.00001 per share, of PPDAI Group Inc., a Cayman Islands company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of February 21, 2019.

Oceanic Team Limited

By:	/s/ Hao CHEN
Name:	Hao CHEN
Title:	Director

Union Wise Holdings Limited

By:	/s/ Hao CHEN
Name:	Hao CHEN
Title:	Director

Beijing Junlian Maolin Equity Investment L.P.

By:	/s/ Hao CHEN
Name:	Hao CHEN
Title:	Authorized Signatory

Beijing Junlian Tongdao Investment Consulting L.P.

By:	/s/ Hao CHEN
Name:	Hao CHEN
Title:	Authorized Signatory

Lhasa Junqi Enterprise Management Co., Ltd.

By:	/s/ Hao Ouyang
Name:	Hao Ouyang
Title:	Authorized Signatory

Legend Capital Management Co., Ltd.

By:	/s/ Linan Zhu
Name:	Linan Zhu
Title:	Authorized Signatory

Beijing Junchenghezhong Investment Management L.P.

By:	/s/ Hao CHEN
Name:	Hao CHEN
Title:	Authorized Signatory

Beijing Junqijiarui Enterprise Management Co., Ltd.

By:	/s/ Linan Zhu
Name:	Linan Zhu
Title:	Authorized Signatory